EXHIBIT 99.3

                             COUNTRYWIDE CAPITAL III

                        TENDER OF ANY OR ALL OUTSTANDING
   8.05% SUBORDINATED CAPITAL INCOME SECURITIES, SERIES A (SKIS[Servicemark]*)

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

                                 IN EXCHANGE FOR

   8.05% SUBORDINATED CAPITAL INCOME SECURITIES, SERIES B (SKIS[Servicemark]*)

To Registered Holders:

      We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Countrywide Capital III, a Delaware statutory business trust (the "Trust"), and Countrywide Credit Industries, Inc., a Delaware corporation (the "Guarantor"), to exchange the Trust's 8.05% Subordinated Capital Income Securities, Series B (the "New Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Trust's issued and outstanding 8.05% Subordinated Capital Income Securities, Series A (the "Old Capital Securities") upon the terms and subject to the conditions set forth in the Prospectus, dated , 1997, of the Trust and the Guarantor and the related Letter of Transmittal.

      Enclosed herewith are copies of the following documents:

       1. Prospectus, dated           , 1997;

       2. Letter of Transmittal;

       3. Notice of Guaranteed Delivery;

       4. Instruction to Registered Holder from Beneficial Owner; and

       5. Letter which may be sent to your clients for whose account you hold Old Capital Securities in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

      WE URGE  YOU TO  CONTACT  YOUR  CLIENTS  PROMPTLY.  PLEASE  NOTE  THAT THE
EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 1997,
UNLESS EXTENDED.

      The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered.

      Pursuant to the Letter of Transmittal, each holder of Old Capital Securities will represent to the Trust that (i) it is not an "affiliate" of the Trust, the Guarantor or Countrywide Home Loans, Inc., a wholly-owned subsidiary of the Guarantor ("CHL"), (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities to be received in the Exchange Offer and (iv) if it is not a broker-dealer or is a broker-dealer but will not receive New Capital Securities for its own account in exchange for Old Capital Secutities, it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. If the tendering holder of Old Capital Securities is a broker-dealer, you will represent on behalf of such broker-dealer that (a) such Old Capital Securities held by such broker-dealer are held only as a nominee or
(b) such Old Capital Securities were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities and acknowledge on behalf of such broker-dealer that such broker-dealer will deliver a prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of New Capital Securities. By acknowledging that it will deliver and by delivering such a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owners of the Old Capital Securities for you to make the foregoing representations.

      Neither the Trust nor the Guarantor will pay or cause to be paid any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent for the Exchange Offer) in connection with the solicitation of tenders of Old Capital Securities pursuant to the Exchange Offer. CHL will pay or cause to be paid any transfer taxes payable on the transfer of Old Capital Securities, except as otherwise provided in Instruction 11 of the enclosed Letter of Transmittal.

      Additional copies of the enclosed material may be obtained from the undersigned.

                                               Very truly yours,

                                               THE BANK OF NEW YORK


      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE TRUST OR THE GUARANTOR, OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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*     SKIS is a servicemark of Lehman Brothers Inc.